Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of CTPartners Executive Search Inc. (the “Company”) on Form 10-Q/A for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 29, 2013	/s/ David C. Noficora
David C. Noficora
Chief Financial Officer

This certification accompanies this Report on Form 10-Q/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by CTPartners Executive Search Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that CTPartners Executive Search Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to CTPartners Executive Search Inc. and will be retained by CTPartners Executive Search Inc. and furnished to the Securities and Exchange Commission or its staff upon request.